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Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of 21st Century Oncology Holdings, Inc., and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a director of 21st Century Oncology Holdings, Inc., to all references to me in connection therewith and to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ GLEN C. LASCHOBER Name: Glen C. Laschober Date: 2/15/2014

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  Exhibit 99.1
CONSENT OF DIRECTOR NOMINEE